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                                                                   EXHIBIT 10.11
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                 TENNECO INC. 1996 DEFERRED COMPENSATION PLAN
               (TENNECO INC. 1993 DEFERRED COMPENSATION PLAN AS
                   AMENDED AND RESTATED TO NEW TENNECO PLAN)

1.   PURPOSE

The purpose of the Tenneco Inc. 1996 Deferred Compensation Plan (the "Plan") is to provide to a select group of management or highly compensated employees of Tenneco Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as "Tenneco") an opportunity to defer compensation received by them from Tenneco in accordance with the terms and conditions set forth herein.

2.   ADOPTION AND ADMINISTRATION

The Plan shall be adopted by the Board of Directors of Tenneco Inc. and administered by the Compensation and Benefits Committee of the Tenneco Inc. Board of Directors (the "Committee"). The Committee shall have sole and complete authority and discretion to interpret the terms and provisions of the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan, and to determine facts under the Plan as it shall from time to time deem advisable.

3.   ELIGIBILITY

U.S. paid participants in the Tenneco Inc. Executive Incentive Compensation Plan shall be eligible to participate in the Plan.

Such persons shall be collectively referred to as the "Participant" or "Participants" as the case may be.

4.   ELECTION TO DEFER

     (a) A Participant may elect in writing to defer receipt of all or a specified portion of his or her bonuses or incentive compensation to be received during a calendar year; provided, however, that any election, occurring after August 15, 1996 by a Participant who is subject to the reporting and short swing profits liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended, to defer income into a "Tenneco stock index account"
          pursuant to Section 6 of the Plan shall not be effective until such election and the transactions contemplated thereby shall have been specifically approved by the Committee. Amounts deferred under this
          Section 4(a) shall be referred to as the "Deferred Amounts". Once received by the Committee, an election cannot be revoked.
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          (b) Except as provided in this Section 4(b) or in Section 14, the election must be made prior to September 30 of the calendar year in which the bonus or incentive compensation will be awarded. A Participant must make a separate election with respect to each calendar year of participation in the Plan. A new Participant in the Plan shall have 30 days following his or her notification by the Committee of his or her eligibility to participate in the Plan to make an election with respect to bonus or incentive compensation to be awarded within the calendar year.

          (c) As specified by the Participant in the election to defer, the period of deferral shall be until the Participant dies, terminates employment with Tenneco, or until a specific date selected by the Participant in the election to defer.

5.   ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNT

At the time of the Participant's initial election to defer pursuant to Section 4 or 13, the Tenneco company which employed the Participant shall establish a memorandum account (a "Deferred Compensation Account") for such Participant on its books. The Deferred Amount shall be credited to the Participant's Deferred Compensation Account as of the day on which the Participant would otherwise be entitled to receive the bonus or incentive compensation. Any required withholding for taxes (e.g. Social Security taxes) on the Deferred Amount shall be made from other compensation of the Participant. Adjustments as provided in
Section 6 below, shall be made to the Participant's Deferred Compensation
Account.

6.   ADJUSTMENTS TO DEFERRED AMOUNTS

The Committee shall credit the balance of the Participant's Deferred Compensation Account with an earnings factor. The earnings factor will equal the amount the Participant's Deferred Compensation Account would have earned if it had been invested in the investment options listed below. The Participant is permitted to select the investment option used to determine the earnings factor and may change the selection at any time. The Participant may choose more than one investment option in increments of at least one (1) percent. The company reserves the right to change or amend any of the investment options at any time.

The investment options used to determine the earnings factor are:

     (a) The prime rate of interest as reported by The Chase Manhattan Bank at the first day of each calendar month.

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          (b) Tenneco stock index account -- amount of deferral will be invested in Tenneco stock equivalent unit account. Any investment in this account will be measured solely by the performance of the company's common stock (including dividends that will be reinvested).

          (c) The return for selected Mutual Funds currently offered in the Tenneco Inc. Thrift Plan:

                    (1)  Fidelity Growth Company Fund
                    (2)  BZW Barklays U.S. Debt Index Fund (Bond)
                    (3)  BZW Barklays Daily Equity Index Fund

Tenneco is under no obligation to acquire or provide any of the investments designated by a Participant, and any investments actually made by Tenneco will be made solely in the name of Tenneco and will remain the property of Tenneco.

The crediting of an earnings factor shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has terminated employment with Tenneco.

7.   PAYMENT OF DEFERRED AMOUNTS

     (a) Except as otherwise provided in subsection (b), (c) or (d) below, a Participant's Deferred Amount shall be paid, or commence to be paid, to the Participant, or the Participant's beneficiary, as soon as practicable after:

          (i)    the Participant's death,
          (ii)   the termination of Participant's Tenneco employment, or
          (iii)  the date specified in the election made by the Participant.

          In the event of the Participant's death, payment of the balance in the Participant's Deferred Compensation Account shall be made, either (i) in a lump sum or (i) in a number of annual installments, not to exceed five, as soon as administratively feasible to the Participant's designated beneficiary, or if none, to the Participant's estate.

     (b) The Participant may elect to receive payment of the balance of his or her Deferred Compensation Account either (i) in a lump sum upon termination or (ii) in a single payment at a specified date prior to termination or (iii) in a number of post termination annual installments, not to exceed five, as the Participant shall elect. The distribution election must be made at least one year before the Deferred Amount is payable and must have approval

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          of the Committee. If no election is made, a lump sum payment will be made upon a Participant's termination.

     (c) Anything contained in this Section to the contrary not withstanding, in the event a Participant incurs a severe financial hardship, the Committee, in its sole discretion and upon written application of such Participant, may direct immediate payment of all or a portion of the then current value of such Participant's Deferred Compensation Account; provided that such payment shall in no event exceed the amount necessary to alleviate such financial hardship; and provided further that in the case of such payment, the Participant's Deferred Compensation Account shall be reduced by 110% of the amount of such payment.

8.   PARTICIPANT REPORTS

The Committee shall provide a statement to the Participant quarterly concerning the status of his or her Deferred Compensation Account.

9.   TRANSFERABILITY OF INTERESTS

During the period of deferral, all Deferred Amounts shall be considered as general assets of the Tenneco companies which employ or have employed the Participant for use as they deem necessary and shall be subject to the claims of the companies' creditors.

The rights and interests of a Participant during the period of deferral shall be those of a general creditor except that such Participant's rights and interests may not be reached by the creditors of the Participant or the beneficiary, or anticipated, assigned, pledged, transferred or otherwise encumbered except in the event of the death of the Participant, and then only by will or the laws of descent and distribution.

10.  AMENDMENT, SUSPENSION AND TERMINATION

Tenneco Inc. at any time may amend, suspend or terminate the Plan or any portion thereof in such manner and to such extent as it may deem advisable and in the best interests of Tenneco. No amendment, suspension and termination shall reduce the amount then credited to a Participant's Deferred Compensation Account.

11.  UNFUNDED OBLIGATION

The Plan shall not be funded; no trust, escrow or other provisions shall be established to secure payments due under the Plan; and the Plan shall be regarded as unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended, and the

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  Internal Revenue Code.  A Participant shall be treated as a general, unsecured creditor at all times under the Plan, and shall have no rights to any specific assets of any Tenneco company. All amounts credited to the memorandum accounts of the Participants will remain general assets of the respective companies.

  12.  NO RIGHT TO EMPLOYMENT OR OTHER BENEFITS

  Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of Tenneco. Any compensation deferred and any payments made under this Plan shall not be included in creditable compensation in computing benefits under any employee benefit plan of Tenneco except to the extent expressly provided for therein.

  13.  DISPUTE RESOLUTION

  By participating in the Plan, the Participant agrees than any dispute arising under the Plan shall be resolved by binding arbitration in Greenwich, Connecticut under the rules of the American Arbitration Association and that there will be no remedy besides the disputed deferred compensation amount at issue.

  14.  EFFECTIVE DATE

  The Plan shall be effective on January 1, 1997 if previously approved by the Board of Directors of Tenneco Inc.; otherwise it shall be effective immediately after such approval. After such effective date, eligible Participants shall be permitted to make within 30 days an initial election to defer under Section 4 with respect to the bonus or incentive compensation to be awarded within the first calendar year of the Plan.

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                 TENNECO INC. 1997 DEFERRED COMPENSATION PLAN
                            ELECTION TO PARTICIPATE

  Pursuant to the Tenneco Inc. 1997 Deferred Compensation Plan, I hereby elect to defer, as provided in the Plan, the receipt of one of the following amounts from any bonus or incentive compensation to be awarded to me in calendar year _____ as a result of my employment by a Tenneco company:

  (Choose one)    (    $_______________
                  (    ____% of such bonuses or compensation
                  (    All such bonuses or compensation in excess of $______

  I elect the following investment option(s) for the amount deferred under this Election to Participate:
                                           Election For Current Year
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            Chase Prime Rate                           ______%
            Tenneco Common Stock Index Account         ______%
            Fidelity Growth Company Fund               ______%
            BZW Barclays U.S. Debt Index Fund (Bond)   ______%
            BZW Barclays Daily Equity Index Fund       ______%
                                                        100%

  Subject to the terms of the Plan, payment of such amounts shall be deferred until my death, termination of my Tenneco employment, or the following date ______________ (maximum 5 years from the date of termination).

                                 __________________________
                                 (Participant Signature)

                                 __________________________
                                 (Printed Name)

                                 __________________________
                                 (Social Security Number)

                                 __________________________
                                 (Division)

                                 __________________________
                                 (Date)

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  Receipt Acknowledged on Behalf of Plan by:
                                 __________________________

                                 __________________________
                                      (Date)

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